UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2024

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Company has appointed Joseph Reilly to replace Robert Felsch in his capacity as the Company’s Principal Accounting Officer effective November 15, 2024. Mr. Felsch will remain with the Company and will transition to a senior financial advisor role within the Company where he will work closely with Mr. Reilly to ensure a smooth transition of the duties of Principal Accounting Officer.
Mr. Reilly, age 51, has served as our Senior Vice President, Finance since October 2024. Prior to joining the Company, Mr. Reilly worked at Bristol Myers Squibb Company (NYSE: BMY), a publicly traded pharmaceutical company, for over fifteen years in various senior accounting and finance roles. Most recently, Mr. Reilly served as Vice President – Global Markets Controller from January 2024 until September 2024, where he led an international team responsible for global financial and accounting operations, and prior to that, he served as Vice President – Global Financial Services from December 2018 through December 2023. Before joining Bristol-Myers Squibb, Mr. Reilly spent over a decade at Ernst & Young LLP. Mr. Reilly received a Bachelor of Science in Accounting from Syracuse University.
There are no family relationships between Mr. Reilly and any director, director nominee, or executive officer of the Company, and Mr. Reilly does not have an interest in any transaction that would be reportable under Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2024	ARDELYX, INC.

	By:	/s/ Justin Renz
Justin Renz
Chief Financial and Operations Officer